UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005 (July 31, 2005)

J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 AMENDED AND RESTATED STANDSTILL AGREEMENT
EX-99.1 PRESS RELEASE 08/01/05

Item 1.01 Entry into a Material Definitive Agreement.

     On July 31, 2005, J. Alexander’s Corporation (the “Company”) entered into an Amended and Restated Standstill Agreement with Solidus Company (“Solidus”), its largest shareholder, to extend, subject to certain conditions, the existing contractual restrictions on Solidus’s 1,747,846 shares of the Company’s Common Stock until December 1, 2009. The agreement will continue after January 15, 2006, provided that the Company pays a cash dividend to shareholders of either $0.025 per share, each quarter, or $0.10 per share, annually. Solidus agreed that it will not seek to increase its ownership of J. Alexander’s Common Stock above 33% of the Common Stock outstanding and that it will not sell or otherwise transfer its Common Stock without the consent of the Company’s Board of Directors; provided that Solidus and its affiliate may sell up to 106,000 shares per twelve-month period beginning December 1, 2006. The Amended and Restated Standstill Agreement amends and restates, and replaces in its entirety, the Stock Purchase and Standstill Agreement dated as of March 22, 1999.

     The agreement was negotiated and approved on behalf of the Company by the Audit Committee of the Board of Directors, which is comprised solely of independent directors, who were advised by independent counsel. This description is qualified by the Amended and Restated Standstill Agreement, which is filed as an exhibit herewith.

Item 7.01. Regulation FD Disclosure.

     J. Alexander’s Corporation’s press release describing the Amended and Restated Standstill Agreement is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

          10.1      Amended and Restated Standstill Agreement dated July 31, 2005

          The following exhibit is furnished herewith:

          99.1      Press Release dated August 1, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 1, 2005	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Standstill Agreement dated July 31, 2005
99.1	Press Release issued by J. Alexander’s Corporation dated August 1, 2005

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